                                                                       Exhibit 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                      October 20, 2006                   FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

         Re:    AmCOMP Incorporated
                Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for AmCOMP Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing of a
Registration Statement on Form S-8 (the "Registration Statement") with the
Securities and Exchange Commission (the "SEC"), with respect to the registration under the Securities Act of 1933, as amended, of the offer and sale of an aggregate of 1,682,410 common shares (the "Shares"), par value $.01 per share, issuable under the Company's 1996 Stock Option Plan, 2005 Stock Option Plan,
Directors' Stock Option Plan and options granted to certain officers, which we refer to collectively as the "Plans."

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company, each as amended to date, corporate proceedings of the
Company, the Plans, the documents to be sent or given to participants in the
Plans, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the
Plans, will be duly and validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United
States of America, the laws of the State of New York, and the General
Corporation Law of the State of Delaware, which includes statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.331.7200
                                                         FACSIMILE: 973.331.7222

October 20, 2006

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

         Members of this firm are stockholders of the Company.

                                  Very truly yours,

                                  /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP